Consent of Independent Registered
Public Accounting Firm

We have issued our reports dated February 15, 2018, with respect to the consolidated financial statements, and internal control over financial reporting included in the Annual Report of Advanced Energy Industries, Inc. on Form 10-K for the year ended December 31, 2017. We consent to the incorporation by reference of said reports in the Registration Statements of Advanced Energy Industries, Inc. on Forms S-8 (File Nos. 333-01616, 333-04073, 333-46705, 333-57233, 333-65413, 333-79425, 333-79429, 333-62760, 333-69148, 333-69150, 333-87718, 333-105367, 333-105366, 333-105365, 333-129859, 333-129858, 333-147289, 333-152865, 333-167741, 333-168519, and 333-221376) and Forms S-3 (File Nos. 333-167027, 333-167027, 333-110534, 333-87720, 333-72748, 333-72748, 333-72748, 333-72748, 333-72748, 333-72748, 333-72748, 333-72748, 333-72748, 333-47114, 333-37378, 333-87455, 333-87459, 333-87459, 333-87455, 333-34039, 333-34039, and 333-34039).
/s/ GRANT THORNTON LLP

Denver, Colorado
February 15, 2018